Exhibit 10.4

[Wachovia Bank, National Association Letterhead]

August 07, 2009

Congoleum Corporation
3500 Quakerbridge Road
Mercerville, NJ 08619
Attention:          Howard N. Feist III,
Vice President-Finance
and Chief Financial Officer

Re:       Congoleum Corporation

Dear Mr. Feist:

Reference is made to the Loan and Security Agreement, dated December 10, 2001, between Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, as lender (“Lender”) and Congoleum Corporation, as borrower (“Borrower”), as the same has been amended, supplemented, modified, extended, renewed, restated and/or replaced from time to time (the “Loan Agreement”), including, without limitation, by the Ratification and Amendment Agreement, dated as of January 7, 2004, between Lender and Borrower, as acknowledged by Congoleum Fiscal, Inc., Congoleum Sales, Inc. (each individually, a “Guarantor” and collectively, the “Guarantors”), and Amendment No. 12 to the Ratification and Amendment Agreement and Amendment No. 14 to the Loan and Security Agreement, dated as of June 9, 2009 (the “Twelfth Ratification Amendment”, and all of the foregoing, collectively, the “Loan Agreement”).  All capitalized terms used herein, unless otherwise defined, shall have the same meanings assigned to such terms in the Loan Agreement.

Please be advised that Lender hereby agrees to extend the forbearance period referenced in paragraph 2.3 of the Twelfth Ratification Amendment from August 14, 2009 until December 31, 2009.  All other covenants, obligations, provisions, terms and conditions set forth in the Twelfth Ratification Amendment or in any of the other Financing Agreements shall remain in full force and effect.

If you have any questions or comments, please let us know.

August 07, 2009

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION,

/s/ Marc Breier
Marc Breier,
Managing Director

cc:	Andrew M. Kramer, Esq., (Via Email)
Kerry A. Brennan, Esq., (Via Email)
Mr. Steven Walfisch (Via Email)